Builders FirstSource Announces Planned Retirement of Chief Executive Officer in 2020

- Reiterates 2019 Financial Outlook –

January 13, 2020 (Dallas, TX) – Builders FirstSource, Inc. (Nasdaq: BLDR) today announced that Chad Crow, its Chief Executive Officer, has decided to retire after 20 years of service with the Company. Mr. Crow will retire during 2020 after assisting the Board of Directors in hiring his replacement. Mr. Crow has agreed to continue with the Company in a consulting capacity for a period of time following the appointment of a new Chief Executive Officer to ensure a seamless transition.

The Board of Directors has retained a leading global executive search firm to help identify a highly-qualified leader for the CEO position. Given the Company’s outperformance and future growth prospects, the Board is confident that a top-quality executive will be secured to build upon the Company’s strategic and financial accomplishments.

Mr. Crow said, “The Company’s financial and operational performance has been very strong over the past several years, and I am honored to have contributed to that success.  Given my love for the Company and the strong working relationship with the Board and our extraordinary management team, it was a very difficult decision to retire. However, after 20 years of all-consuming effort, I have decided that it’s time for me to spend more time with my family and on other personal interests. Until my replacement is secured, it is my intention to ensure that our team builds on our success as we move through 2020.”

Paul S. Levy, Chairman of the Board, commented, “Builders FirstSource is firing on all cylinders and is doing so in no small part due to Chad’s superb efforts over many years. While we are disappointed to see Chad leave, we thank him for his decades of leadership and dedication, and for the exceptional results during his years of service. Chad played a critical role in guiding us through many industry cycles and in consummating the transformational and successful acquisition of ProBuild. Chad leaves in place a strong team of operators who will continue to execute our ongoing strategic investments and operational initiatives, which we believe put us firmly on track to achieve our long-term financial objectives. We appreciate and commend him for his participation in the search process and for his commitment to ensuring a smooth transition. Thanks to the industry-leading position we now hold, we are confident in finding an exceptional successor.”

The Company reaffirms its full year 2019 outlook previously provided on November 1, 2019.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling.  We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products.  We operate in 40 states with approximately 400 locations and have a market presence in 77 of the top 100 Metropolitan Statistical Areas, providing geographic diversity and balanced end market exposure.  We service customers from strategically located distribution and manufacturing facilities (certain of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products. For more information about Builders FirstSource, visit the Company’s website at www.bldr.com.

Cautionary Notice

Statements in this news release that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Contact:
Binit Sanghvi Investor Relations Builders FirstSource, Inc. (214) 765-3804

Source: Builders FirstSource, Inc.